UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   December 23, 2010

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

On December 23, 2010, H&R Block, Inc. and certain of its subsidiaries (collectively, “Block”) received from HSBC Taxpayer Financial Services, Inc. and certain of its affiliates (collectively, “HSBC”) a notice of termination (the “Notice of Termination”), effective December 23, 2010, terminating the following agreements between Block and HSBC:

•	HSBC Retail Settlement Products Distribution Agreement dated as of September 23, 2005, as amended;
•	HSBC Digital Settlement Products Distribution Agreement dated as of September 23, 2005, as amended;
•	Joinder and First Amendment to Program Contracts dated as of November 10, 2006;
•	Second Amendment to Program Contracts dated as of November 13, 2006;
•	Third Amendment to Program Contracts dated as of December 5, 2008; and
•	Second Amended and Restated HSBC Refund Anticipation Loan Participation Agreement dated as of January 12, 2010.

The transactions contemplated by the foregoing agreements are referred to collectively herein as the “HSBC Settlement Products Program.” Under the HSBC Settlement Products Program, HSBC Bank originated refund anticipation loans (“RALs”) and issued refund anticipation checks (“RACs”) to eligible clients of H&R Block company-owned and franchise offices and clients who utilized tax preparation products or services through other H&R Block distribution channels.  See “Description of Business—Tax Services” in Item 1 of the Company’s Form 10-K for the fiscal year ended April 30, 2010 for a description of RAL and RAC services and products offered pursuant to the HSBC Settlement Products Program. A copy of the Notice of Termination is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

HSBC provided the Notice of Termination as a result of a directive from the Office of the Comptroller of Currency, HSBC Bank USA, National Association’s banking supervisory agency, immediately prohibiting HSBC from offering any form of RALs.

A copy of the Company’s press release regarding the Notice of Termination is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

9.01.           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Notice from HSBC to Block dated December 23, 2010.
99.2	Press release issued December 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2010	H&R BLOCK, INC. By: /s/ Andrew J. Somora Andrew J. Somora Secretary

EXHIBIT INDEX

99.1	Notice from HSBC to Block dated December 23, 2010.
99.2	Press release issued December 24, 2010.